UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 14, 2018

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events

On May 14, 2018, Middlefield Banc Corp. issued a press release reporting that the company had been named to the American Banker Annual List of the Top 200 Publicly Traded Community Banks for 2017. This represented the sixth consecutive year that the company has been recognized.

Additionally, the company reported that S&P Global Market Intelligence had ranked the company 76th on its list of 100 best performing community banks of 2017 with assets between $1 billion and $10 billion.

Middlefield Banc Corp. is a bank holding company with total assets of $1.11 billion at March 31, 2018. The Company’s subsidiary bank, The Middlefield Banking Company, operates 14 full-service banking centers and one loan production office at locations in Northeast Ohio and Central Ohio.

Middlefield Banc Corp. may be accessed at www.middlefieldbank.bank. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “MBCN”.

ITEM 9.01	Exhibits

99.1	Press release issued May 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: May 14, 2018	/s/ James R. Heslop, II ,
Executive Vice President and COO